                  TECHNOLOGY DEVELOPMENT AND LICENSE AGREEMENT

     This Technology Development and License Agreement ("Agreement"), effective as of March 16, 1998, is entered into by and among TomoTherapeutics, Inc., a Delaware corporation having a place of business at 3033 Science Park Road, San Diego, California ("TTI"), The Titan Corporation, a Delaware corporation having a place of business at 3033 Science Park Road, San Diego California ("Titan"), and Influence, Inc., a Delaware corporation having a place of business at 71 Stevenson Street, Suite 1120, San Francisco, California ("Influence").

                                    RECITALS

     A. TTI is a majority-owned subsidiary of Titan and is the owner of certain Technology (defined herein) and equipment relating to its patented Interstitial X-Ray Needle.

     B. Influence is a company engaged in the development, manufacture and marketing of medical devices.

     C. Influence desires to purchase from TTI, and TTI desires to sell to Influence, certain specified tangible assets of TTI pursuant to the terms set forth herein.

     D. Influence also desires to license the Technology from TTI and work initially with TTI, and subsequently on its own, to develop and market products based on the Technology pursuant to the terms set forth herein.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of the mutual agreements hereinafter contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 "Confidential Information" shall mean any and all information related to a party that such party treats as confidential and any information relating to third parties that such party has an obligation to treat as confidential, which is disclosed by such party to the other party in the course of performing the duties and obligations of this Agreement, whether such information is in oral, written, graphic or electronic form; provided that (a) such information is in writing or other tangible form and is clearly marked as "proprietary" or "confidential" when disclosed to the receiving party; or (b) if such information is not in tangible form, such information (i) is identified as "proprietary" or "confidential" when disclosed and (ii) is summarized in a writing which is marked "proprietary" or "confidential" and is delivered to the receiving party within thirty (30) days after the date of disclosure. Confidential Information shall not include any information, data or material which: (a) the disclosing party expressly agrees in writing is free of any non-disclosure obligations; (b) at the time of disclosure to the receiving party was known to the receiving party and free of any non-disclosure obligations; (c) is independently developed by the receiving party; (d) is lawfully received by the receiving party, free of any non-disclosure obligations, from a third party having the right to so furnish such Confidential Information; or (e) is or becomes generally available to the public without any breach of this Agreement or unauthorized disclosure of such Confidential Information by the receiving party.

     1.2 "Intellectual Property Rights" shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to exclusive exploitation rights, copyrights, Moral Rights (as defined below), and mask-works, (b) trademark and trade name rights, service marks and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights, and rights to remuneration), whether arising by operation of law, by contract, license or otherwise, and (f) all registrations, applications, renewals, extensions, continuations, combinations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

     1.3 "Moral Rights" shall mean any right to (a) divulge the Works (as defined below) to the public, (b) retract the Works from the public; (c) claim authorship or ownership of the Works, (d) object to any distortion, mutilation or other modification of the Works, or (e) any and all similar rights, existing under judicial or statutory law or any country or jurisdiction in the world, or under any treaty regardless of whether or not such right is called or generally referred to as a moral right.

     1.4 "Operating Prototype" shall mean the prototype system set forth in
Exhibit 1 attached hereto.

     1.5 "Revenues" shall mean the total of gross amounts invoiced or charged purchasers or licensees for all products and services incorporating or relating to the Technology or any portion thereof including, without limitation, all accessory and disposable items sold in connection with the products or services incorporating or relating to the Technology.

     1.6 "Specifications" shall mean those specifications pertaining to the Operating Prototype set forth in Exhibit 1 attached hereto.

     1.7 "Tangible Assets" shall mean those assets of TTI set forth in Exhibit 2 attached hereto.

     1.8 "Technology" shall mean all general and specific knowledge, experience and information developed by or on behalf of TTI to which TTI has acquired an interest relating to the development of a Therapeutic device which generates bremsstrahlung x-rays by emitting electrons in a columnar beam which strike a target within an evacuated chamber, including, without limitation, the Interstitial X-Ray needle, U.S. Patent No. 5,165,093, including any an all modifications, continuations in part or divisionals, and all of the design, drawings and other documentation related thereto. Technology also includes the Operating Prototype and any parts, components and subsystems thereof.

     1.9 "Therapeutic" shall mean the treatment of various medical diseases or conditions where the objective of that treatment is to effect a cure or improvement of such medical disease or condition.

     1.10 "Works" shall mean the Technology and any notes drawings, designs, procedures, discoveries and inventions created pursuant to this Agreement.

                                    ARTICLE 2
                    SALE AND PURCHASE OF THE TANGIBLE ASSETS

     2.1 Tangible Assets. Upon completion of the first milestone set forth in
Section 5.2 herein and upon receipt by TTI of fifteen thousand (15,000) shares of Influence common stock, as defined in Sections 5.1 herein, Titan and TTI hereby agrees to sell, assign, convey, set over, grant and deliver to Influence, and Influence agrees to purchase from Titan and TTI, all of Titan and TTI's rights, title and interest in and to the Tangible Assets.

     2.2 Disclaimer of Warranties and Liability.

     a. The parties agree that all of the Tangible Assets being sold hereunder are being sold without recourse to TTI and on an "As Is" basis. TTI disclaims all warranties with respect to the Tangible Assets, whether written or oral, express or implied including, without limitation, any warranties of merchantability, fitness for a particular purpose and any warranties of interference and non-infringement. Notwithstanding the above language, TTI and Titan warrant that no claims of interference and/or infringement of trademark, patent or trade secret have been made to date and that TTI and Titan are not aware of any such potential claims.

     b. TTI shall not be liable for damages or claims of damages relating directly or indirectly to or arising out of or resulting from anything made available hereunder or the use thereof nor be liable to Influence from consequential damages under any circumstances. TTI shall have no responsibility for the ability of Influence to use any information provided by TTI or Titan, the quality or performance of the product produced therefrom by Influence, or the claims of third parties arising from the use of such products or information. Influence agrees to assume all financial and service obligations for products manufactured and sold or licensed by it hereunder and to indemnify, defend and hold harmless TTI against all liability or responsibility to Influence or to others for any failure in production, design, operation, or otherwise of products manufactured and sold or licenses by Influence. TTI does not warrant and shall not be responsible for any design specification, drawing or other data or information furnished by it to Influence so long as such is furnished in good faith to the best of TTI's knowledge and ability. TTI does not warrant that the exploitation of the Technology, the use of the Operating Prototype or the manufacture, sale or use of any of product produced therefrom will not infringe or interfere with trademarks, patents or trade secrets owned by others in this United States or elsewhere. Notwithstanding the above language, TTI and Titan warrant that no claims of interference and infringement of trademark, patent or trade secret have been made against Titan and/or TTI to date with respect to the Technology and that TTI and Titan are not aware of any such potential claims.

     2.3 Bill of Sale. Upon the completion of the purchase and sale of the Tangible Assets pursuant to Section 2.1 above, TTI shall deliver to Influence a Bill of Sale in the form attached hereto as Exhibit 2.3.

     2.4 Sales Tax. Any sales, transfer, use and other tax payable as a result of the transfer by TTI to Influence of the Tangible Assets shall be the responsibility of and shall be paid by Influence. Any sales, transfer, income, use and other tax due as a result of Influence's sale, transfer or use of the Tangible Assets or other action taken by Influence after the completion of the purchase and sale of the Tangible Assets shall in each case be the responsibility of and shall be paid by Influence.

                                    ARTICLE 3
                       DEVELOPMENT OF OPERATING PROTOTYPE

     3.1 Development. TTI agrees to provide reasonable assistance to Influence in the completion of the Operating Prototype. Titan agrees to make Dr. Bruce Miller, a current employee of Titan, available to participate, on a limited basis and at such times as may be reasonably requested by Influence, in the product development work as it specifically relates to beam transport physics in the Operating Prototype. Dr. Miller's work for Influence will be compensated by Influence as set forth in Section 3.2 below and in accordance with the terms of a separate consulting agreement between Influence and Titan.

     3.2 Development Costs and Expenses. Influence agrees to assume responsibility for all costs and expenses incurred subsequent to and including February 10, 1998, whether incurred by TTI, Titan, or Influence, associated with the development of the Operating Prototype. With the exception of the "Kraus Expense", the amounts listed below are estimated costs to complete the development of the Operating Prototype. However, Influence will not be responsible for any costs and expenses associated with the development of the Operating Prototype which exceed these estimated amounts unless prior written approval is obtained from Influence, which approval shall not be unreasonably withheld.

---------------------------------------------------------------------------------------------------------------------
            February          March          April            May             June           July         August
---------------------------------------------------------------------------------------------------------------------
             Not to          Not to         Not to
Kraus        exceed          exceed         exceed
Expense      $10,000         $10,000        $10,000
---------------------------------------------------------------------------------------------------------------------
Misc.
Supplies,    $1,000          $1,000          $3,500          $1,000
parts
---------------------------------------------------------------------------------------------------------------------
John
Smith @      $2,000          $2,000          $6,000          $4,000         $400.00          $400
$400/day
---------------------------------------------------------------------------------------------------------------------
Bruce
Miller                      $2,000.00        $2,000          $5,000          $1,000         $1,000        $1,000
@
$1,000/day
---------------------------------------------------------------------------------------------------------------------
Can
Machining                                    $5,000
---------------------------------------------------------------------------------------------------------------------

     In addition, Influence agrees to assume, without limitation, responsibility for all costs and expenses incurred subsequent to and including February 10, 1998 associated with regulatory submissions to the U.S. Food and Drug Administration relating to the Operating Prototype. Any of the assumed costs and expenses listed above and incurred by TTI or Titan will be reimbursed by Influence within fifteen (15) days of receipt of an invoice from TTI or Titan.

     3.3 Taxes. Influence will be responsible for payment of all taxes (other than taxes based on Titan's and TTI's respective incomes), fees, duties and charges, including the collection or withholding thereof, and any related penalties and interest, incurred subsequent to February 10, 1998 and arising from payment of the development costs and expenses listed in Section 3.2 above, or the development of the Operating Prototype under this Agreement.

                                    ARTICLE 4
                                    LICENSE

     4.1 Grant of License.

     a. TTI hereby grants to Influence, subject to the terms of this Agreement, an exclusive, transferable worldwide right and license to use the Technology for the express purpose of incorporating the Technology into products and selling or licensing or leasing or marketing such products anywhere in the world for Therapeutic applications. This license shall be irrevocable except in the event this Agreement is terminated pursuant to sections 5.3, 5.6 or 10.1.

     b. Influence acknowledges and agrees that a significant portion of Titan's business involves the use of accelerators and electron beam devices which generate x-rays in a variety of applications that exist now or in the future and, except for the application set forth in Section 4.1.a. that is specifically licensed hereunder, this License in no way limits Titan's ability to continue to conduct its business using such accelerators and related devices which are in existence now or in the future.

     4.2 Ownership of the Technology.

     a. Influence, Titan and TTI acknowledge and agree that until such time as TTI assigns the Technology to Influence, in accordance with Section 5.5, TTI shall retain all right, title and interest in and to the Technology, any updates to or enhancements, modifications or revisions of the Technology and any Intellectual Property Rights associated with the foregoing. Influence and Titan acknowledge and agree that they shall not obtain or retain any rights to the Technology except as may be granted under this Agreement.

     b. Assignment. Until such time as TTI assigns the Technology to Influence in accordance with Section 5.5, Influence and Titan hereby irrevocably transfer and assign to TTI any and all right, title and interest each may have in or with respect to the Technology, and any notes, drawings, designs, procedures, discoveries and inventions created pursuant to this Agreement (collectively, the "Works"), including, but not limited to, any and all Intellectual Property Rights, whether in the United States or abroad.

     c. Moral Rights. Until such time as TTI assigns the Technology to Influence in accordance with Section 5.5, Influence and Titan hereby irrevocably transfer and assign to TTI any and all Moral Rights each may have in or with respect to the Works.

     d. Waiver; License; Cooperation. To the extent Influence or Titan cannot transfer or assign the rights discussed in subsections 4.2.b. and 4.2.c. above, Influence and Titan each hereby waives and agrees never to assert such rights against TTI or any of TTI's licensees. If Influence or Titan has any right to the Works that cannot be assigned or transferred to TTI or waived by Influence or Titan, respectively, Influence and Titan each unconditionally and irrevocably grants to TTI, during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense throughout multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed such rights. In addition, Influence and Titan each agree to obtain such assignment, waiver, covenant not to assert such rights, or license from any subsidiary, subcontractor, or employee who creates, either in whole or part, the Works. Influence and Titan each agree to cooperate with TTI in the procurement and maintenance of TTI's rights in the Works, including litigation of applicable patents, copyrights and other proceedings, and to sign all papers and execute all documents which TTI may deem necessary and desirable for vesting TTI with such rights throughout the world. In the event that TTI is unable for any reason whatsoever to secure a signature on behalf of Influence or TTI to any document it believes is reasonably required in order to apply for or execute any patent, copyright or other application with respect to the Works, Influence and Titan each hereby irrevocably designates and appoints TTI and its duly authorized officers and agents as Influence's and Titan's respective agents and attorneys-in-fact to act for and in their respective behalves and instead of each of them, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights therein with the same legal force and effect as if executed by Influence or Titan, respectively.

     4.3 Use of Names and Trademarks. Nothing in this Agreement confers upon either party any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party by the other.

                                    ARTICLE 5
                         ISSUANCE OF STOCK AND ROYALTIES

     5.1 Issuance of Stock.

     a. Upon the terms and subject to the conditions herein, Influence shall issue, transfer, assign, convey, set over and deliver to TTI, and TTI shall acquire from Influence, upon the incremental completion of the milestones set forth in Section 5.2 below, forty-five thousand (45,000) shares, subject to adjustment in accordance with Section 5.2, of Influence common stock, par value $.001 per share, free and clear of any and all liens, pledges, beneficial interests of others charges and security interests. Furthermore, TTI shall be permitted to certain registration rights with respect to the common stock of Influence, as more fully set out in Exhibit 5.1 attached hereto.

     b. TTI understands and agrees that, until such time as the Influence common stock that it is acquiring becomes registered, it is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Influence in a transaction not involving a public offering and that under the federal securities laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, TTI represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the federal securities laws. It is further understood that the certificates evidencing Influence common stock transferred to TTI may bear the following legend:

          "This security has not been registered under the Securities Act of 1933, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Securities Act of 1933, as at the time amended, or in conformity with the limitations of Rule 144 or similar rule as then in effect under such Act, or unless some other exemption from the registration requirements of such Act is available with respect thereto."

     5.2 Milestones. Influence will issue Influence common stock, par value $.001 per share, to TTI in accordance with the following schedule and upon the completion of the following terms and conditions:

     First: Upon TTI's completion and delivery to Influence of the Operating Prototype, Influence shall issue fifteen thousand (15,000) shares of Influence common stock to TTI. Completion of the Operating Prototype is defined as meeting the Specifications listed in
               Exhibit 1 attached hereto.

               The parties agree that the anticipated value of the stock for Influence's initial public offering ("IPO") is between $10.00 and $13.00 per share. If, however, the price per share of Influence common stock (the "Offering Price") at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is greater than $13.00 per share, Influence will issue to TTI an amount of shares equivalent to $195,000.00 (15,000 shares x $13.00/share) worth of shares at that Offering Price.

               Alternatively, if the Offering Price per share of Influence common stock at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is less than $10.00 per share, Influence will issue to TTI an amount of shares equivalent to $150,000.00 (15,000 x $10.00 per share) worth of Shares at that Offering Price.

     Second: Upon regulatory submission by Influence to the U.S. Food and Drug Administration ("FDA") of a 510K, Influence shall issue twenty thousand (20,000) shares of Influence common stock to TTI.

               The parties agree that the anticipated value of the stock for Influence's initial public offering ("IPO") is between $10.00 and $13.00 per share. If, however, the price per share of Influence common stock (the "Offering Price") at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is greater than $13.00 per share, Influence will issue to TTI an amount of shares equivalent to $260,000.00 (20,000 shares x $13.00/share) worth of shares at that Offering Price.

               Alternatively, if the Offering Price per share of Influence common stock at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is less than $10.00 per share, Influence will issue to TTI an amount of shares equivalent to $200,000.00 (20,000 x $10.00 per share) worth of Shares at that Offering Price.

     Third: Upon a secondary submission by Influence to FDA of a 510K or other regulatory submission, Influence shall issue ten thousand (10,000) shares of Influence common stock to TTI.

               The parties agree that the anticipated value of the stock for Influence's initial public offering ("IPO") is between $10.00 and $13.00 per share. If, however, the price per share of Influence common stock (the "Offering Price") at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is greater than $13.00 per share, Influence will issue to TTI an amount of shares equivalent to $130,000.00 (10,000 shares x $13.00/share) worth of shares at that Offering Price.

               Alternatively, if the Offering Price per share of Influence common stock at the close of business on the date of Influence's IPO, or, if not an IPO, through the first private equity financing after the date of this Agreement, is less than $10.00 per share, Influence will issue to TTI an amount of shares equivalent to $100,000.00 (10,000 x $10.00 per share) worth of Shares at that Offering Price.

     5.3 Termination and Effect.

     a. The parties understand and agree that notwithstanding any language contained in this Agreement to the contrary, and with the exception of Sections
3.1 and 3.2 herein, this Agreement, and all of the terms and conditions stated herein, shall have no force and effect, and can be terminated by either party, unless and until the first milestone contained in

Section 5.2 is achieved and the Operating Prototype is completed and delivered to Influence. Influence shall nonetheless be responsible for all development costs and expenses accrued pursuant to Section 3.2 herein.

     b. Should either party elect to terminate this Agreement, for any reason, Influence shall cease any manufacture or sale or license of any products, if any, which incorporate or are based on the Technology and shall return immediately to TTI and Titan the Operating Prototype and any and all samples, specifications, data sheets, drawings, designs, photographs, or other electronic records or writings in any language and any other documents or materials furnished by TTI or Titan to Influence or otherwise obtained from TTI or Titan under this Agreement or as a result of any relationships, situations or opportunities created by this Agreement, including any and all translations, copies or reproduction thereof and any and all similar materials in any way, in whole or in part, based thereon, generated thereby, derived therefrom or relating thereto, as well as any and all similar materials which in any way contain, reflect or relate to any and all Confidential Information obtained by Influence as a result of this Agreement or any relationships, situations or opportunities created thereby and any and translations, copies and reproductions of such materials.

     c. Should Influence fail to achieve the second milestone contained in
Section 5.2 above within eighteen (18) months of delivery of the Operating Prototype, or the third milestone within either (i) twelve (12) months of completion of the second milestone, if the second regulatory submission is a 510k, or (ii) eighteen months of completion of the second milestone, if the second submission is of another form, TTI, in its sole discretion, shall have the option of terminating this Agreement after providing Influence with written notice of TTI's intent to terminate the agreement and a thirty (30) day period in which to remedy the failure. If Influence fails to remedy the condition within 30 days and TTI elects to terminate the Agreement, all rights granted to Influence under this Agreement shall terminate and immediately revert to, and vest in, TTI, and absolutely no interest whatsoever in any of such rights, in whole or in part, shall thereafter remain in Influence or any of its subcontractors, sublicensees, agents, employees or shareholders, or any person or entity in any way affiliated with or related to Influence. Furthermore, should TTI elect to terminate this Agreement, Influence shall cease any manufacture or sale or license of any products which incorporate or are based on the Technology and shall return immediately to TTI and Titan the Operating Prototype and any and all samples, specifications, data sheets, drawings, designs, photographs, or other electronic records or writings in any language and any other documents or materials furnished by TTI or Titan to Influence or otherwise obtained from TTI or Titan under this Agreement or as a result of any relationships, situations or opportunities created by this Agreement, including any and all translations, copies or reproduction thereof and any and all similar materials in any way, in whole or in part, based thereon, generated thereby, derived therefrom or relating thereto, as well as any and all similar materials which in any way contain, reflect or relate to any and all Confidential Information obtained by Influence as a result of this Agreement or any relationships, situations or opportunities created thereby and any and translations, copies and reproductions of such materials.

     5.4 Royalties.

     a. Influence shall pay to TTI, on the dates provided in Section 5.4.c. below, for each calendar quarter ending after the first anniversary of the date of execution of this Agreement, royalties equal to: (i) eight percent (8%) of Revenues until the sum of all royalties paid or payable by Influence to TTI under this Agreement equals two million dollars

($2,000,000); and (ii) thereafter, five percent (5%) of Revenues for as long as this Agreement remains in full force and effect and is not terminated for any reason.

     b. Influence shall pay to TTI, commencing after the first anniversary of the date of this License, minimum royalty payments as follows. Such minimum royalty payments will be credited against Revenue-based royalties payable under
Section 5.4.a. hereof.

                   Years              Minimum Royalty Amount (U.S. Dollars)
                   -----              -------------------------------------

                   1998                              $0
                   1999                              $0
                   2000                              $50,000
                   2001                              $50,000
                   2002                              $50,000
                   2003                              $50,000

     If the minimum royalty amount payable to TTI in any given year exceeds the Revenue-based royalty for that year, the amount by which the minimum royalty payment exceeds such Revenue-based royalty may be applied to the amount payable to TTI in any subsequent year in which the Revenue-based royalty exceeds the minimum royalty.

     c. Influence shall, on or before, the last day of February, May, August and November of each year in which royalties are payable hereunder, furnish to TTI a statement certified by the Chief Financial Officer of Influence, of Influence's Revenues during the preceding calendar quarter in sufficient detail to permit the computation of the royalty due to TTI, and shall accompany such statement with payment of the amount of royalty due by a company check payable to TTI. On or before the 30th day of April of each year, Influence shall furnish to TTI a comparable statement, certified by a nationally recognized firm of public accountants satisfactory to TTI, of Influence's Revenues for the calendar year ending on the preceding December 31 and shall accompany such statement by payment of an amount equal to the excess, if any, of the amount of royalty shown to be due on such statement over the aggregate amount of the four quarterly payments made in respect of such calendar year pursuant to this Article 5. If, however, the aggregate amount of such payments shall be in excess of the amount of royalty shown to be due on such statement, Influence shall be entitled at its own option to either (i) take appropriate credit for such overpayment against royalties thereafter accruing; or (ii) receive from TTI or Titan a cash refund for the amount of overpayment. The first such annual statement shall be due on April 30, 2000.

     d. Products incorporating the Technology for which royalties are payable to TTI hereunder shall be deemed to have been sold when invoiced by Influence, or if not invoiced, when paid for by customers of Influence. Products shall be deemed to have been licensed or leased upon execution of a license or lease agreement by Influence and a third party.

     e. If products are returned or allowances made thereon after the royalty thereon shall have been paid, Influence shall be entitled at its own option to either (i) take appropriate credit for such overpayment against royalties thereafter accruing; or (ii) receive from TTI or Titan a cash refund for the amount of overpayment.

     5.5 Assignment of the Technology. Upon the earlier of (i) completion of Influence's payment of all of the minimum royalties set forth in Section 5.4.b., through the year 2003, or (ii) payment by Influence to TTI of the total amount of $1,000,000 at any time prior to 2003, TTI will, subject to Sections 5.3, 5.6 and 10.1, irrevocably assign to Influence all of TTI's rights, title and interest in and to (i) the Technology and (ii) any updates to or enhancements, modifications or revisions thereto. This assignment shall not affect the royalty payment requirements required under this Agreement, which shall be an ongoing obligation of Influence notwithstanding such assignment.

     5.6 Failure to Pay Royalties. Should Influence fail to make one or more of the royalty payments to TTI as set forth in Section 5.4 above, TTI or Influence shall have the option of terminating this Agreement after providing the other party with thirty (30) day prior written notice of intent to terminate this Agreement. Should TTI elect to terminate this Agreement due to failure of Influence to make one or more of the royalty payments, Influence shall be afforded this thirty (30) day period in which to remedy the failure. If Influence fails to remedy the failure within 30 days, TTI may elect to terminate the Agreement. Should either party elect to terminate the Agreement, all rights granted to Influence under this Agreement shall terminate and immediately revert to, and vest in, TTI, and absolutely no interest whatsoever in any of such rights, in whole or in part, shall thereafter remain in Influence or any of its subcontractors, sublicensees, agents, employees or shareholders, or any person or entity in any way affiliated with or related to Influence. Furthermore, should either party elect to terminate this Agreement, Influence shall cease any manufacture or sale or license of any products which incorporate or are based on the Technology and shall return immediately to TTI and Titan the Operating Prototype and any and all samples, specifications, data sheets, drawings, designs, photographs, or other electronic records or writings in any language and any other documents or materials furnished by TTI or Titan to Influence or otherwise obtained from TTI or Titan under this Agreement or as a result of any relationships, situations or opportunities created by this Agreement, including any and all translations, copies or reproduction thereof and any and all similar materials in any way, in whole or in part, based thereon, generated thereby, derived therefrom or relating thereto, as well as any and all similar materials which in any way contain, reflect or relate to any and all TTI Confidential Information obtained by Influence as a result of this Agreement or any relationships, situations or opportunities created thereby and any and translations, copies and reproductions of such materials. Both Influence and TTI agree that should either party elect to terminate this Agreement, Influence is under no contractual obligation to make further royalty payments, including the minimum royalty payments specified in Section 5.4 (b).

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF INFLUENCE

     6.1 Influence represents and warrants to Titan that as of the date of this
Agreement:

     a. Organization and Qualification Influence is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation, with full corporate power and authority to carry on its business as it is now conducted and to own or lease its assets. Influence is licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which, because of its business conducted there or the nature of its properties there, it is required to be so licensed or qualified and in which the failure to be so licensed or qualified would have a material adverse effect on its current business, assets, properties, condition (financial or otherwise) or results of operation.

     b. Capital Stock and Ownership. Each of the certificates representing the Influence common stock transferred to TTI pursuant to the terms of this Agreement will be in good, legal and sufficient form. Upon issuance of the Influence common stock in accordance with the terms of this Agreement, (i) the stock will be duly and validly authorized and fully paid and nonassessable, and (ii) TTI will own good and valid title in and to the stock and clear of all liens, charges, taxes, encumbrances, equities and claims of any nature whatsoever.

     c. Authority; No Breach. Influence has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Influence. No stockholder approvals on the part of Influence are necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Influence and is the legal, valid and binding obligation of Influence, enforceable against Influence in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally. Neither the execution and delivery of this Agreement by Influence nor the performance of this Agreement by Influence or the consummation of the transactions contemplated hereby will: (i) conflict with, result in a breach of or constitute a default under (A) the certificate of incorporation or bylaws (or other similar charter or governing documents) of Influence or (B) any law, regulation, judgment, decree, court or administrative order or process, or any contract, lease, or other agreement or commitment or any indebtedness, lease, encumbrance, license, franchise, permit, authorization or concession to which Influence is a party or by which Influence is subject or bound; or (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or security interest upon the Influence common stock transferred to TTI pursuant to this Agreement or the property and assets of Influence.

     d. Compliance with Law. Influence is in compliance in all material respects with all statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations, and concessions, as such apply to Influence, and no consent, approval or authorization of, or declaration, filing and registration with, any governmental or regulatory authorities, or any other person or entity, is required to be made or obtained by Influence in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 7
                      REPRESENTATIONS AND WARRANTIES OF TTI

     7.1 Representations and Warranties of TTI. TTI represents and warrants to Influence that as of the date of this Agreement:

     a. TTI is duly organized and validly existing as a corporation under the laws of the State of Delaware. Titan has full corporate right, power, capacity and authority to execute and deliver this Agreement to Influence and to consummate the transactions contemplated hereby.

     b. This Agreement has been duly executed and delivered by TTI and is a valid and binding obligation of TTI, enforceable against TTI in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement moratorium or other similar laws relating to or affecting the rights of creditors generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by TTI have been duly authorized by all requisite corporate action, do not violate, conflict with, or constitute a default under, its Certificate of Incorporation, bylaws, or the terms and provisions of any material agreement, license, trust, indenture or other instrument or restriction to which TTI is a party or by which it is bound or any order, award, judgment or decree to which TTI is a party or by which it is bound.

     c. TTI is acquiring the shares of Influence common stock solely for its own account and with no intention of distributing or reselling the shares or any part thereof or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof without prejudice, however, to TTI's right at all times to sell or otherwise dispose of all or any part of the shares either under a registration statement or under an exemption from such registration available under the Securities Act of 1933 and subject, nevertheless, to the disposition of TTI's property being at all times within TTI's control.

                                    ARTICLE 8
                             COVENANT NOT TO COMPETE

     8.1 Covenant Not to Compete. TTI agrees that, so long as this Agreement is in effect, but in any event not longer than two (2) years after assignment of the Technology pursuant to Section 5.5, it will not engage or participate anywhere in the world, in the ownership, operation, management or control of, or own stock or other proprietary interest in, any business, regardless of its legal form, which competes with the Technology, unless TTI shall have obtained the prior written consent thereto by Influence; provided, however, that TTI shall be free without any such consent to make reasonable investments in any company which is publicly owned so long as its ownership of securities of such company does not exceed five percent (5%) of the outstanding amount of any class of any such securities.

                                    ARTICLE 9
                                 CONFIDENTIALITY

     9.1 Confidential Information. Notwithstanding anything in this Agreement to the contrary, Influence, TTI and Titan acknowledge and agree that upon execution of this Agreement, the Technology, Specifications and Operating Prototype are all TTI's Confidential Information.

     9.2 Non-disclosure and Non-use. Each party receiving Confidential Information shall treat such information as strictly confidential, and shall use the same care to prevent disclosure of such information as such party uses with respect to its own confidential and proprietary information, which shall not be less than the care a reasonable person would use under similar circumstances. In any event, each party receiving Confidential Information shall: (a) disclose such Confidential Information to (i) only those authorized employees whose duties justify their need to know such information and who have been clearly informed of their obligation to maintain the confidential and/or proprietary status of such Confidential Information or (ii) only those third parties required for the performance of the receiving party's obligations under this Agreement pursuant to a written confidentiality agreement as least as extensive as the confidentiality provisions of this Agreement; and (b) use such Confidential Information only for the purposes set forth in this Agreement. The parties' obligations with respect to Confidential Information shall survive expiration or termination of the Agreement and remain in effect indefinitely, until one of the exceptions in Section 9.1(a), 9.1(c) or 9.1(d) applies at which time confidentiality will only be waived as to that item or instance.

     9.3 Certain Exceptions. The obligations set forth in this Article 9 (Confidentiality) shall not apply to any Confidential Information which must be disclosed pursuant to applicable federal, state or local law, regulation, court order, or other legal process, provided the receiving party has given the disclosing party prior written notice of such required disclosure and, to the extent reasonably possible, has given the disclosing party an opportunity to contest such required disclosure at the disclosing party's expense.

     9.4 Confidential Nature of Agreement. Neither party will disclose any terms of this Agreement to anyone other than its attorneys, accountants and other professional advisors except (a) as required by law, including the Securities Exchange Act of 1934, as amended, or (b) pursuant to a mutually agreeable press release.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1 Term and Termination. Either party shall have the right to terminate this Agreement in the event that the other party fails to comply with any of the material provisions of this Agreement, and such condition is not remedied within thirty (30) days after written notice thereof has been given by the non-breaching party or pursuant to Sections 5.3 and 5.6. The effects of termination shall be as set forth in Sections 5.3 and 5.6. Upon termination for any reason, Influence shall not be required to make any royalty payments set forth in Section 5.4, including minimum royalty payments, subsequent to the date of such termination; provided, however, Influence shall remain liable for the payment to TTI of any royalty payments, including minimum royalty payments, which are payable up to such date of termination.

     10.2 Expenses. Influence and TTI and Titan will each be liable for its own costs and expenses incurred by each of them, respectively, in connection with the negotiation, preparation and execution of this Agreement.

     10.3 Amendment. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by TTI , Titan and Influence.

     10.4 Entire Agreement. This Agreement, including the Exhibits hereto, the instruments and other documents delivered pursuant to this Agreement and the License Agreement contain all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind of or between the parties and their representatives, whether oral or written, respecting such subject matter, relating to Influence and supplied to TTI prior to the date hereof.

     10.5 Waivers. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision (unless such waiver expressly so states) or a waiver of any breach of or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

     10.6 Notices. Any notice or communication to Influence or TTI is duly given if in writing and delivered in person, by telecopier, confirmed by first class mail or overnight air courier guaranteeing next day delivery to the address set forth below:

                             If to Influence:

                             Influence, Inc.
                             71 Stevenson Street, #120
                             San Francisco, CA  94105
                             Attn: President and CEO

                             If to TTI:

                             TomoTherapeutics, Inc.
                             3033 Science Park Road
                             San Diego, California 92121
                             Attention: Secretary

                             If to Titan:

                             The Titan Corporation
                             3033 Science Park Road
                             San Diego, California 92121
                             Attention: Secretary

     10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, other than the conflict of laws rules thereof.

     10.9 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and permitted assigns. Except as expressly set forth herein, nothing expressed or referred to in this Agreement shall be construed to give any person other than the parties to this Agreement or their respective legal representatives, successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No party hereto may assign this Agreement nor any of its rights hereunder, nor delegate any of its obligations hereunder, without the prior written consent of the other parties. Any purported assignment in violation of this Section 10.9 shall be void.

     10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and any such provision, to the extent invalid or unenforceable, shall be replaced by a valid and enforceable provision which comes closest to the intention of the parties underlying such invalid or unenforceable provision.

     10.11 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.12 Arbitration. Except as otherwise provided herein, if any controversy, dispute or claim arises between the parties under this Agreement, such dispute or claim shall be settled by final and binding arbitration in accordance with the Rules of the American Arbitration Association. The parties agree that the decision of the arbitrator shall be binding upon themselves, their successors and assigns, and to the extent permitted by law, hereby waive appeal from such decision. Such decision shall be expressed in writing, including the reasons for such decision, in reasonable detail. All arbitration proceedings shall take place in San Diego, California.

     10.13 Bulk Transfers Law. Influence hereby waives compliance with the provisions of any Bulk Transfers Law of any jurisdiction in connection with the transfer of the Tangible Assets to Influence. TTI warrants and agrees to pay and discharge when due any claims which are asserted against TTI solely by reason of non-compliance with the provisions of any such Bulk Transfers Law.

     10.14 Right of First Refusal by Stephen M. Fry, Ph.D. Influence understands that in accordance with Titan's agreement with Stephen M. Fry (Fry), a minority shareholder and former director of TTI, Fry has the right to match the terms of any offer by a third party for the purchase of TTI or any of its assets for less than one million dollars ($1,000,000). Upon receipt of a copy of the final version of this Agreement, Fry has five (5) days in which to either match the terms of such third party offer or reject his right of first refusal. Accordingly, Influence understands and agrees that this Agreement is subject to such refusal by Dr. Fry within the five (5) day period.

     10.15 Assignment of MIT License. Titan will use its best reasonable efforts to effect the assignment of its patent license agreement with Massachusetts Institute of Technology (MIT), dated February 23, 1996. Influence acknowledges and agrees that such assignment is dependent upon the written consent of MIT, over which Titan ultimately has no control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.


TOMOTHERAPEUTICS, INC.

[Signature Block]



THE TITAN CORPORATION

[Signature Block]



INFLUENCE, INC.

[Signature Block]

                                LIST OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

1                 Prototype Definition/Specifications

2                 Tangible Assets

3                 Bill of Sale

4                 Registration Rights Agreement

                                                                       EXHIBIT 1

   [Exhibit 1 Contains a Diagram and Technical Description of the Prototype]

                                                                       EXHIBIT 2


[Exhibit 2 Contains a List of Tangible Assets and their Technical Descriptions]

                                                                       EXHIBIT 3

                                  BILL OF SALE

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Tomo Therapeutics, Inc., a Delaware corporation ("Seller"), does hereby grant, bargain, transfer, sell, assign and convey to Influence, Inc., a Delaware corporation ("Buyer") all right, title and interest in and to the Tangible Assets as such term is defined in the Technology Development and License Agreement dated as of March 16, 1998 by and between Seller and Buyer (the "Agreement"). Buyer hereby acknowledges that Seller is making no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Agreement. Seller for itself, its successors and assigns hereby convenants and agrees that, at any time and form time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

     Seller hereby irrevocably designates, makes, constitutes and appoints Buyer, its successors or assigns, the true and lawful attorney (and agent-in-fact) of Seller with full power of substitution, for the benefit and at the expense of Buyer, and, except as may be limited by or otherwise provided for in the Agreement, to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to any of the Assets, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller in any manner or for any reason. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereto.

     This Bill of Sale is being executed and delivered by Seller pursuant to the terms of the Agreement. Executed at San Diego, California, this 6th day of March, 1998.

                                                 TomoTherapeutics, Inc.


                                                 By: /s/ Cheryl L. Barr
                                                     ---------------------------
                                                 Name: Cheryl L. Barr
                                                 Its:  Assistant Secretary



STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SAN DIEGO        )

     On March 16, 1998, before me, Ann I. Miller personally appeared Cheryl L. Barr, personally known to me (or proved to me on the basis of satisfactory evidence) to be the peson whose name(s) is/are subscribed to the within instrument and acknowledged to me that s/he executed the same in his authorized capacity(ites), and that by his/her signature on the instrument the person, or the entity upon behalf of which the person(s) acted, executed and instrument.

     WITNESS, my hand and official seal.

                                                                       EXHIBIT 4



                          REGISTRATION RIGHTS AGREEMENT



     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 16th day of March, 1998, by and among INFLUENCE, INC., a Delaware corporation (the "Company") and TOMOTHERAPEUTICS, INC., a Delaware Corporation ("TTI").

                                    RECITALS

     WHEREAS, the Company and TTI have entered into a Technology Development and License Agreement of even date herewith (the "Development Agreement");

     WHEREAS, the Company will issue up to forty-five thousand (45,000) shares of its Common Stock to TTI pursuant to the Development Agreement; and

     WHEREAS, as a condition of entering into the Development Agreement, TTI has requested that the Company extend to it registration rights as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Development Agreement, the parties mutually agree as follows:

1.   GENERAL.

     1.1 Definitions As used in this Agreement the following terms shall have the following respective meanings:

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

     "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means (a) Common Stock of the Company issued or to TTI pursuant to the Development Agreement; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

     "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

2.   REGISTRATION.

     2.1 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities who are parties to this Agreement, in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to any secondary offerings of securities of the Company, but excluding registration statements relating to an initial public offering or to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within five (5) business days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

     (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.2 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities who are parties to this Agreement a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.2:

          (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

          (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     (d) The Company shall be obligated to effect no more than two (2) such registrations, and the Company shall not be obligated to effect more than one
(1) such registration in any twelve month period.

     2.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or Section 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.4 Obligations of the Company. Whenever required by this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, in the case of a registration pursuant to Section 2.2 herein, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.5 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

     2.6 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering.

     2.7 Delay of Registration; Furnishing Information.

     (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     (b) The selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder who is a party to this Agreement, the partners, officers, directors and legal counsel of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

     (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

     (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

     (e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all of the terms and conditions set forth in this Agreement.

     2.10 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.11 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

     2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

     (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     2.13 Lock-up. Each Holder who is a party to this Agreement hereby agrees that it will not, without written consent of the Company, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or enter into any other hedging transactions with respect to, or otherwise dispose of any shares of Common Stock, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by such Holder, or publicly announce such Holder's intention to do any of the foregoing, for a period commencing on the date the Company shall file any registration statement and continuing to a date ninety (90) days after the date of the final prospectus filed as part of such registration statement. Such Holder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

3. MISCELLANEOUS.

     3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     3.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     3.4 Entire Agreement. This Agreement, the Development Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     3.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.6 Amendment and Waiver.

     (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least two-thirds (66 2/3%) of the Registrable Securities.

     (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

     3.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


INFLUENCE, INC.                                  TOMOTHERAPEUTICS, INC.

By: /s/ Peter Bick                               By: /s/

Title: President and CEO                         Title: President and CEO

Address: 71 Stevenson Street, Suite 1120         Address: 3033 Science Park Road
         San Fransisco, CA 94105                          San Diego, CA  92121
                                                          Fax: (619) 552-9759